UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2017

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-33525	14-1626307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

512 Herndon Parkway, Suite A, Herndon, Virginia 20170

(Address of principal executive offices, including zip code)

(703) 464-4735

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2017, Janet L. Steinmayer notified the Board of Directors (the “Board”) of Command Security Corporation (the “Company”) that she will not stand for re-election as a director when her current term as a Class I director expires at this year’s annual shareholders’ meeting (the “2017 Annual Meeting of Shareholders”) in order to focus her time and efforts as President of Mitchell College. Ms. Steinmayer’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Steinmayer, who joined the Board in 2011, is a member of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. The Board appointed Jerry L. Johnson as Chair of the Compensation Committee, a position previously held by Ms. Steinmayer.

The Board appreciates Ms. Steinmayer’s many years as a member of the Board and her invaluable contributions to the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

Dated: July 10, 2017	By:	/s/ N. Paul Brost
	Name:	N. Paul Brost
	Title:	Chief Financial Officer

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